Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES 3RD CONSECUTIVE YEAR OF RECORD

EARNINGS FOR 2012, UP 14%; ASSET GROWTH TO RECORD SIZE OF $3.1 BB; REGULAR

DIVIDEND DECLARED

Medford, MA, January 15, 2013—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced record net income of $19,039,000 for the year ended December 31, 2012, or $3.43 per Class A share diluted, an increase of 14.1% compared to net income of $16,693,000, or $3.01 per Class A share diluted, for the same period a year ago. Total assets increased 12.5% from $2.7 billion at December 31, 2011 to $3.1 billion at December 31, 2012. For the quarter ended December 31, 2012, net income totaled $4,778,000, or $0.86 per Class A share diluted, an increase of 14.1% compared to net income of $4,189,000, or $0.76 per Class A share diluted, for the same period a year ago.

Net interest income totaled $62.0 million for the year ended December 31, 2012 compared to $55.3 million for 2011. The 12.0% increase in net interest income for the period is due to an 11.5% increase in the average balances of earning assets, combined with a similar increase in average deposits. The net interest margin increased from 2.48% on a fully taxable equivalent basis in 2011 to 2.51% on the same basis for 2012. This was primarily the result of prepayment penalties that were collected during 2012. Also, interest expense decreased primarily as a result of the continued decline in market rates.

The provision for loan losses decreased by $400,000 from $4.6 million for the year ended December 31, 2011 to $4.2 million, for the year ended December 31, 2012, primarily as a result of changes in the composition of the loan portfolio. The Company capitalized on favorable market conditions for the fourth quarter and year ended December 31, 2012 and realized net gains on sales of investments of $724,000 and $1.8 million, respectively, as compared to $695,000 and $1.9 million, respectively, for the same periods in 2011. FDIC assessments decreased from $2.0 million for the year ended December 31, 2011 to $1.7 million, for the year ended December 31, 2012, primarily as a result of a decrease in the assessment rate, offset somewhat by an increase in the assessment base. The Company’s effective tax rate decreased from 8.5% in 2011 to 6.8% in 2012 primarily as a result of an increase in tax-exempt income.

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At December 31, 2012, total equity was $180.0 million compared to $160.6 million at December 31, 2011. The Company’s equity increased primarily as a result of earnings and other comprehensive income, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 6.80% at December 31, 2012, compared to 7.12% at December 31, 2011. This decline in the leverage ratio is due to an increase in assets, offset somewhat, by an increase in stockholders’ equity. Book value as of December 31, 2012 was $32.40 per share compared to $28.98 at December 31, 2011.

The Company’s allowance for loan losses was $19.2 million or 1.73% of loans outstanding at December 31, 2012, compared to $16.6 million or 1.68% of loans outstanding at December 31, 2011. The allowance for loan losses increased despite a decrease in the provision for loan losses due to a lower level of charge-off activity combined with changes in the portfolio composition. Non-performing assets totaled $4.5 million at December 31, 2012, compared to $7.0 million at December 31, 2011.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable February 15, 2013 to stockholders of record on February 1, 2013.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-five full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2012	December 31, 2011
Assets
Cash and Due From Banks	$53,646	$50,187
Federal Funds Sold and Interest-bearing Deposits In Other Banks	98,637	157,579

Short-term Investments	17,367	18,351

Securities Available-For-Sale (AFS)	1,434,801	1,258,676

Securities Held-to-Maturity	275,507	179,368

Federal Home Loan Bank of Boston stock, at cost	15,146	15,531

Loans:
Commercial & Industrial	88,475	82,404
Construction & Land Development	38,618	56,819
Commercial Real Estate	576,465	487,495
Residential Real Estate	281,857	239,307
Consumer and Other	7,450	7,681
Home Equity	118,923	110,786

Total Loans	1,111,788	984,492
Less: Allowance for Loan Losses	19,197	16,574

Net Loans	1,092,591	967,918

Bank Premises and Equipment	23,899	21,757
Accrued Interest Receivable	5,811	6,022
Goodwill	2,714	2,714
Other Assets	66,090	65,122

Total Assets	$3,086,209	$2,743,225

Liabilities
Demand Deposits	$438,429	$365,854

Interest Bearing Deposits:
Savings and NOW Deposits	933,316	708,988
Money Market Accounts	653,345	616,241
Time Deposits	419,983	433,501

Total Interest Bearing Deposits	2,006,644	1,758,730

Total Deposits	2,445,073	2,124,584

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	191,390	143,320
Other Borrowed Funds	195,144	244,143

Total Borrowed Funds	386,534	387,463

Other Liabilities	38,529	34,446
Subordinated Debentures	36,083	36,083

Total Liabilities	2,906,219	2,582,576

Total Stockholders' Equity	179,990	160,649

Total Liabilities & Stockholders' Equity	$3,086,209	$2,743,225

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Year ended December 31, 2012 and 2011

(in thousands)

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Interest Income:
Loans	$12,301	$11,949	$51,415	$48,096
Securities Held-to-Maturity	1,615	1,221	6,746	5,816
Securities Available-for-Sale	5,649	5,935	22,703	23,039
Federal Funds Sold and Interest-bearing Deposits In Other Banks	173	147	630	1,114

Total Interest Income	19,738	19,252	81,494	78,065

Interest Expense:
Savings and NOW Deposits	601	525	2,250	2,539
Money Market Accounts	540	588	2,373	2,706
Time Deposits	1,476	2,071	6,250	9,356
Securities Sold Under Agreements to Repurchase	93	89	367	379
Other Borrowed Funds and Subordinated Debentures	2,085	1,960	8,300	7,786

Total Interest Expense	4,795	5,233	19,540	22,766

Net Interest Income	14,943	14,019	61,954	55,299

Provision For Loan Losses	900	950	4,150	4,550

Net Interest Income After Provision for Loan Losses	14,043	13,069	57,804	50,749

Other Operating Income
Service Charges on Deposit Accounts	1,993	2,031	7,880	7,885
Lockbox Fees	705	641	2,930	2,770
Net Gain on Sales of Investments	724	695	1,843	1,940
Other Income	731	994	3,212	3,645

Total Other Operating Income	4,153	4,361	15,865	16,240

Operating Expenses
Salaries and Employee Benefits	8,211	7,682	32,943	29,630
Occupancy	1,236	1,126	4,695	4,411
Equipment	501	535	2,255	2,235
FDIC Assessment	435	413	1,737	2,025
Other	2,896	2,946	11,608	10,441

Total Operating Expenses	13,279	12,702	53,238	48,742

Income Before Income Taxes	4,917	4,728	20,431	18,247

Income Tax Expense	139	539	1,392	1,554

Net Income	$4,778	$4,189	$19,039	$16,693

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2012	December 31, 2011
Assets
Cash and Due From Banks	$54,572	$51,963
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	219,540	276,413

Securities Available-For-Sale (AFS)	1,263,375	1,099,099
Securities Held-to-Maturity	270,525	178,659

Total Loans	1,036,296	948,883
Less: Allowance for Loan Losses	18,039	15,767

Net Loans	1,018,257	933,116

Unrealized Gain on Securities AFS	18,362	11,004
Bank Premises and Equipment	22,804	21,537
Accrued Interest Receivable	6,091	6,658
Goodwill	2,714	2,714
Other Assets	68,205	64,421

Total Assets	$2,944,445	$2,645,584

Liabilities
Demand Deposits	$386,863	$326,102

Interest Bearing Deposits:
Savings and NOW Deposits	870,046	735,022
Money Market Accounts	666,949	584,059
Time Deposits	418,789	484,142

Total Interest Bearing Deposits	1,955,784	1,803,223

Total Deposits	2,342,647	2,129,325

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	174,624	129,137
Other Borrowed Funds	181,459	166,126

Total Borrowed Funds	356,083	295,263

Other Liabilities	37,497	29,253
Subordinated Debentures	36,083	36,083

Total Liabilities	2,772,310	2,489,924

Total Stockholders' Equity	172,135	155,660

Total Liabilities & Stockholders' Equity	$2,944,445	$2,645,584

Total Average Earning Assets — QTD	$2,938,890	$2,570,937

Total Average Earning Assets — YTD	$2,789,736	$2,503,054

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	December 31, 2012	December 31, 2011

Performance Measures:

Earnings per average Class A share, diluted, quarter	$0.86	$0.76
Earnings per average Class A share, diluted, year-to-date	$3.43	$3.01
Return on average assets, year-to-date	0.65%	0.63%
Return on average stockholders’ equity, year-to-date	11.06%	10.72%
Net interest margin (taxable equivalent), quarter	2.30%	2.44%
Net interest margin (taxable equivalent), year-to-date	2.51%	2.48%
Efficiency ratio, year-to-date	62.1%	62.2%
Book value per share	$32.40	$28.98
Tangible book value per share	$31.91	$28.47
Tangible capital / tangible assets	5.75%	5.76%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,552,121	5,542,052
Average Class A shares outstanding, diluted, year-to-date	5,549,191	5,541,794

Shares outstanding Class A	3,568,079	3,548,317
Shares outstanding Class B	1,986,880	1,994,380

Total shares outstanding at period end	5,554,959	5,542,697

Asset Quality and Other Data:

Allowance for loan losses / loans	1.73%	1.68%
Nonaccrual loans	$4,471	$5,827
Nonperforming assets	$4,471	$7,009
Loans 90 days past due and still accruing	$—	$18
Accruing troubled debt restructures	$3,048	$4,634
Net charge-offs, year-to-date	$1,527	$2,029

Leverage ratio	6.80%	7.12%
Tier 1 risk weighted capital ratio	14.34%	14.73%
Total risk weighted capital ratio	15.59%	15.98%
Total risk weighted assets	$1,462,197	$1,306,874